ARTICLES OF INCORPORATION
                                       OF
                              BAS CONSULTING, INC.
KNOW ALL BY THESE PRESENTS:

                  That the undersigned does hereby associate themselves,

desiring to be incorporated as a corporation in accordance with the laws of the

State of Nevada and hereby certify and adopt the following Articles of

Incorporation, the terms whereof have been agreed upon to be equally obligatory upon the party signing this instrument and all others who may from time to time hereinafter become members of this corporation and who may hold stock therein.

                                    ARTICLE I
                                    ---------

                  The name of the corporation is:

                  BAS Consulting, Inc.

                                   ARTICLE II
                                   ----------

                  The name and address of the resident agent of the corporation is:

                  NEVADA CORPORATE CENTER, INC.
                  2775 Old Highway 40/ Box 1450
                  Verdi, Nevada 89439

                  Principal and branch offices may hereinafter be established at such place or places, either within or without the State of Nevada, as may from time to time be determined by the Board of Directors.

                                   ARTICLE III
                                   -----------

                  The nature and purpose of this business shall be to conduct any lawful activity as governed by the laws of the State of Nevada.

                                   ARTICLE IV
                                   ----------

         (a)  The Corporation shall be authorized to issue the following shares:

         Class                      Number of Shares           Par Value
         -----                      ----------------           ---------

         Common                     24,000,000                   $.001

         Preferred                   1,000,000                   $.001

         (b)  The designations and the powers, preferences and rights, and the qualifications and restrictions thereof are as follows:

                  (1)  The Preferred Shares shall be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issue of such shares from time to time adopted by Board of

         Directors; and in such resolution or resolutions providing for the issue of shares of each particular series, the Board of Directors is expressly authorized to fix the annual rate or rates of dividends for the particular series; the dividend payment dates for the particular series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative; the redemption price or prices for the particular series; the voting powers for the particular series, the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or class or other securities of the corporation, with any provisions for the subsequent adjustment of such conversion rights; and to classify or reclassify any unissued preferred shares by fixing or altering from time to time any of the foregoing rights, privileges and qualifications.


                  (2) All the Preferred shares of any one series shall be

         identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all Preferred shares shall be of equal rank, regardless or series, and shall be identical in all respects except as to the particulars fixed by the Board as hereinabove provided or as fixed herein.

         (c) No holder of any of the shares of any class of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the Corporations which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares of any class of the Corporation or for the purchase of any shares, bonds, securities, or obligations of the Corporations which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the Corporation; and

any and all of such shares, bonds, securities, or obligations of the

Corporation, whether now or hereafter authorized or created may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms corporations, and associations,

and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

         (d) The capital stock of this corporation shall be nonassessable and shall not be subject to assessment to pay the debts of the corporation.

                                    ARTICLE V
                                    ---------

                  Members of the governing Board shall be known and styled as

"Directors" and the number thereof shall be one (1) and may be increased or decreased from time to time pursuant to the By-Laws.

                  The name and address of the first Board of Directors is as follows:

                                    B. Alva Schoomer
                                    1696 Citation Drive
                                    West Palm Beach, Florida 33417

                  The officers of the corporation shall be a President, Vice

President, Secretary, and Treasurer. The corporation may have such additional officers as may be determined from time to time in accordance with the By-Laws.

The officers shall have the powers, perform the duties, and be appointed as may be determined in accordance with the By-Laws and laws of the State of Nevada.

Any person may hold two (2) or more offices in said corporation.

                                   ARTICLE VI
                                   ----------

                  The corporation shall have perpetual succession by its

corporate name and shall have all the powers herein enumerated or implied herefrom and the powers now provided or which may hereinafter be provided by law for corporations in the State of Nevada.

                                   ARTICLE VII
                                   -----------

                  No stockholder shall be liable for the debts of the

corporation beyond the amount which may be due or unpaid upon any share or shares of stock of said corporation owned by that person.

                                  ARTICLE VIII
                                  ------------

                  Each shareholder entitled to vote at any election for

directors shall have the right to vote, in person or by proxy, the number of share owned by such shareholder for each director to be elected. Shareholders shall not be entitled to cumulate their votes.

                                   ARTICLE IX
                                   ----------

                  The Directors shall have the powers to make and alter the

By-Laws of the corporation. By-Laws made by the Board of Directors under the powers so conferred may be altered, amended, or repealed by the Board of

Directors or by the stockholders at any meeting called and held for that purpose.

                                    ARTICLE X
                                    ---------

                  The corporation specifically elects not to be governed by NRS

78.411 to NRS 78.444 inclusive and successor statutory provisions.

                                   ARTICLE XI
                                   ----------

                  The corporation shall indemnify all directors, officers,

employees, and agents to the fullest extent permitted by Nevada law as provided within NRS 78.751 or any other law then in effect or as it may hereafter be amended.

                  The corporation shall indemnify each present and future

director, officer, employee, or agent of the corporation who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending,

completed, or merely threatened, and whether said suit or proceeding is civil,

criminal, administrative, investigative, or otherwise, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise,

against expenses, including but not limited to attorneys= fees, judgments,

fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                  The expenses of directors and officers incurred in defending a civil or criminal aciton, suit, or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit,

or proceeding if and only if the director or officer undertakes to repay said expenses to the corporation if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

                  The indemnification and advancement of expenses may not be made to or on behalf of any director or officer if a final adjudication establishes that the director=s of officer=s acts or omission involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.

                                   ARTICLE XII
                                   -----------

                  The name and address of the incorporator of this corporation is:

                  NEVADA CORPORATE CENTER, INC.
                  2775 Old Highway 40/Box 1490
                  Verdi, Nevada 89439

         IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of BAS Consulting, Inc.

This ___ day of ___________, 2002.


                              -----------------
                              Garrett Sutton, Pres.